UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2014, Crown Castle International Corp. (“Company”) closed its previously announced public offering of $850 million principal amount of the Company’s 4.875% Senior Notes due 2022 (“2022 Notes”). The 2022 Notes were issued pursuant to an indenture dated as of April 15, 2014 (“Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), as supplemented by the first supplemental indenture dated as of April 15, 2014 (“Supplemental Indenture” and, together with the Base Indenture, “Indenture”), between the Company and the Trustee. The Company used a portion of the net proceeds received from the issuance of the 2022 Notes to repay in full the $300,000,000 aggregate principal amount of Senior Secured Tower Revenue Notes, Series 2010-1, Class C-2015, together with the related prepayment premiums, fees and expenses. The Company intends to use the remaining net proceeds, together with cash on hand, to redeem all of the then outstanding 7.125% Senior Notes due 2019, pursuant to the previously announced redemption, on May 2, 2014. The Company is filing the Base Indenture and the Supplemental Indenture as Exhibits 4.1 and 4.2, respectively, to this report. By filing this report, the Company is causing these exhibits to be incorporated by reference herein and into the registration statement on Form S-3 filed on April 3, 2012 (File No. 333-180526).

The 2022 Notes are senior unsecured obligations of the Company, which rank equally with all existing and future senior indebtedness and senior to all future subordinated indebtedness of the Company. The 2022 Notes will be structurally subordinated to all existing and future liabilities and obligations of each subsidiary of the Company. The 2022 Notes will bear interest at a rate of 4.875% per annum, payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2014, to persons who are registered holders of the 2022 Notes on the immediately preceding April 1 and October 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to make restricted payments, incur indebtedness, issue preferred stock, incur liens, create dividend restrictions and other payment restrictions that affect the Company’s subsidiaries, sell assets, enter into transactions with affiliates, enter into sale and leaseback transactions, issue guarantees of indebtedness and engage in certain business activities, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), holders of the 2022 Notes will have the right to require the Company to repurchase all or any part of the 2022 Notes at a purchase price equal to 101% of the principal amount of such 2022 Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The 2022 Notes will mature on April 15, 2022. However, the Company, at its option, may redeem the 2022 Notes in whole or in part at any time by paying 100% of the principal amount of the 2022 Notes, together with accrued and unpaid interest, if any, plus a “make-whole” premium. In addition, on or before April 15, 2017 and subject to certain conditions, the Company may, at its option, redeem up to 35% of the 2022 Notes at the redemption price set forth in the Indenture with the proceeds of certain equity offerings by the Company.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Base Indenture and the Supplemental Indenture attached hereto as Exhibits 4.1 and 4.2, respectively.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 is incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	First Supplemental Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the 2022 Notes (including the consent required with respect thereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: April 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	First Supplemental Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the 2022 Notes (including the consent required with respect thereto)